Exhibit 10.2

Form of Deferred Stock Unit Agreement
For Non-Employee Directors

This Deferred Stock Unit Agreement for Non-Employee Directors (this “Agreement”) is made and entered into as of ____________ (the “Grant Date”) by and between Uranium Resources, Inc., a Delaware corporation (the “Company”) and __________________ (the “Director”).

WHEREAS, the Company has adopted the Uranium Resources, Inc. 2013 Omnibus Incentive Plan (as amended, the “Plan”) pursuant to which awards of Deferred Stock Units may be granted.

WHEREAS, the Compensation Committee of the Board of Directors (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the award of Deferred Stock Units provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.

Grant of Deferred Stock Units.

1.1

Pursuant to Sections 3.5 and 10 of the Plan, the Company hereby grants to the Director on the Grant Date an Award consisting of, in the aggregate, _____________ Deferred Stock Units (the “DSUs”).

1.2

Each DSU represents the right to receive one share of Stock, subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

1.3

The DSUs shall be credited to a separate account maintained for the Director on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

2.

Consideration.

The grant of the DSUs is made in consideration of the services to be rendered by the Director to the Company.

3.

Vesting.

3.1

Except as otherwise provided herein, provided that the Director remains a Service Provider through the applicable vesting date, the DSUs will vest in accordance with the following schedule:

Vesting Date	Number of DSUs That Vest

Once vested, the DSUs become “Vested DSUs”.

3.2

The foregoing vesting schedule notwithstanding, (i) if the Director’s Service terminates prior to the Vesting Date as a result of the Director’s death or Disability, 100% of the unvested DSUs shall immediately vest on the date of the Director’s termination of Service, and (ii) upon the occurrence of a Change in Control, 100% of the unvested DSUs shall immediately vest as of the date of the Change in Control. If the Director’s Service terminates for any reason other than the Director’s death or Disability at any time before all of his or her DSUs have vested, the Director’s unvested DSUs shall be automatically forfeited upon such termination of Service and neither the Company nor any Affiliate shall have any further obligations to the Director under this Agreement.

4.

Restrictions.

Subject to any exceptions set forth in this Agreement or the Plan, until such time as the DSUs are delivered in accordance with Section 6, the DSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Director. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the DSUs or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the DSUs will be forfeited by the Director and all of the Director’s rights to such DSUs shall immediately terminate without any payment or consideration by the Company.

5.

Rights as Stockholder; Dividend Equivalent Rights.

5.1

The Director shall not have any rights of a stockholder with respect to the shares of Stock underlying the DSUs unless and until the DSUs vest and are settled by the delivery of such shares of Stock.

5.2

If during the period the Director holds any DSUs granted under this Agreement, the Company pays a cash dividend with respect to the shares of Stock, the Director’s Account shall be credited with an additional number of DSUs having a value equal to the cash dividends that would have been paid to the Director if one share of Stock had been issued on the record date for the dividend for each DSU granted to the Director as set forth in this Agreement, based on the Fair Market Value of a share of Stock on the applicable dividend payment date and rounded down to the nearest whole share. Any such additional DSUs shall be considered DSUs under this Agreement and shall also be credited with additional DSUs as cash dividends, if any, are declared and shall be subject to the same restrictions and conditions as the DSUs with respect to which they were credited.

6.

Delivery of DSUs.

6.1

Subject to Section 9 hereof, the delivery date of the DSUs shall be the date of the Director’s “separation from service” (as provided under Section 409A of the Code) for any reason, unless delivery is deferred pursuant to Section 6.2. On the delivery date, the Company shall (a) issue and deliver to the Director the number of shares of Stock equal to the number of Vested DSUs; and (b) enter the Director’s name on the books of the Company as the stockholder of record with respect to the shares of Stock delivered to the Director.

6.2

Notwithstanding Section 6.1, the Director may elect to defer the delivery of the DSUs beyond the Director’s “separation from service” (as provided under Section 409A of the Code). Any deferral election must be made in compliance with such rules and procedures as the Committee deems advisable.

7.

No Right to Continued Service on the Board.

Neither the Plan nor this Agreement shall confer upon the Director any right to be retained as a Director of the Company or in any other capacity. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Director’s Service at any time, with or without Cause.

8.

Adjustments. If any change is made to the outstanding Stock or the capital structure of the Company, if required, the DSUs shall be adjusted or terminated in any manner as contemplated by Section 17 of the Plan.

9.

Tax Liability and Withholding.

9.1

The Director shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Director pursuant to the Plan, the amount of any required withholding taxes in respect of the DSUs and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Director to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)

tendering a cash payment;

(b)

authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable or deliverable to the Director in accordance with Section 18.3 of the Plan; and

(c)

delivering to the Company previously owned and unencumbered shares of Stock.

9.2

Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Director’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or delivery of the DSUs or the subsequent sale of any shares; and (b) does not commit to structure the DSUs to reduce or eliminate the Director’s liability for Tax-Related Items.

10.

Compliance with Law.

The issuance and transfer of shares of Stock shall be subject to compliance by the Company and the Director with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Stock may be listed. No shares of Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

11.

Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Director under this Agreement shall be in writing and addressed to the Director at the Director’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12.

Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Director or the Company to the Committee (excluding the Director if the Director serves on the Committee) for review. The resolution of such dispute by the Committee shall be final and binding on the Director and the Company.

13.

DSUs Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Director’s membership on the Board.

14.

Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Director and the Director’s beneficiaries, executors, administrators and the person(s) to whom the DSUs may be transferred by will or the laws of descent or distribution.

15.

Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the DSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Director’s material rights under this Agreement without the Director’s consent otherwise than as provided under Section 18.10 of the Plan.

16.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

17.

Acceptance. The Director hereby acknowledges receipt of a copy of the Plan and this Agreement. The Director has read and understands the terms and provisions thereof, and accepts the DSUs subject to all of the terms and conditions of the Plan and this Agreement. The Director acknowledges that there may be adverse tax consequences upon the vesting or delivery of the DSUs or disposition of the underlying shares and that the Director has been advised to consult a tax advisor prior to such vesting, delivery or disposition.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

URANIUM RESOURCES, INC.
By: Name: Title:
DIRECTOR
Name:

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